UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2014

CHRYSLER GROUP LLC

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-54282 (Commission File Number)	27-0187394 (IRS Employer Identification No.)

1000 Chrysler Drive, Auburn Hills, Michigan (Address of principal executive offices)	48326 (Zip Code)

Registrant’s telephone number, including area code: (248) 512-2950

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On March 3, 2014, Chrysler Group LLC announced U.S. retail sales of Chrysler Group vehicles in February 2014, as set forth in the table below. Chrysler Group reported finishing the month of February 2014 with a 85 days supply of inventory (546,107 units). U.S. industry sales figures for February 2014 were internally projected at an estimated 15.8 million units Seasonally Adjusted Annual Rate (SAAR).

Chrysler Group LLC U.S. Sales Summary Through February 2014

	Month Sales		Vol%	Sales CYTD		Vol%
Model	Curr Yr	Pr Yr	Change	Curr Yr	Pr Yr	Change
500	2,664	3,302	-19%	5,157	5,805	-11%
500L	801	0	NEW	1,530	0	NEW
FIAT BRAND	3,465	3,302	5%	6,687	5,805	15%

200	12,046	11,446	5%	22,958	20,292	13%
300	4,488	5,023	-11%	7,633	10,348	-26%
Town & Country	8,696	8,614	1%	15,752	15,139	4%
CHRYSLER BRAND	25,230	25,083	1%	46,343	45,779	1%

Compass	4,354	3,776	15%	8,422	6,892	22%
Patriot	6,466	6,329	2%	12,043	11,577	4%
Wrangler	10,640	10,091	5%	20,193	18,945	7%
Liberty	0	1,529	-100%	0	3,564	-100%
Grand Cherokee	12,691	9,439	34%	24,898	20,504	21%
Cherokee	11,795	0	NEW	22,300	0	NEW
JEEP BRAND	45,946	31,164	47%	87,856	61,482	43%

Caliber	0	32	-100%	0	45	-100%
Dart	4,888	7,720	-37%	9,939	14,874	-33%
Avenger	8,189	9,980	-18%	12,984	19,608	-34%
Charger	8,940	10,301	-13%	14,140	16,712	-15%
Challenger	3,694	4,911	-25%	6,152	8,408	-27%
Viper	44	1	NEW	91	1	NEW
Journey	7,963	7,530	6%	13,899	15,709	-12%
Caravan	10,570	10,415	1%	17,860	15,380	16%
Nitro	0	0		0	0
Durango	5,456	4,749	15%	9,584	8,129	18%
DODGE BRAND	49,744	55,639	-11%	84,649	98,866	-14%

Dakota	0	0		0	0
Ram P/U	29,303	23,289	26%	54,374	43,763	24%
Cargo Van	581	538	8%	936	1,051	-11%
ProMaster Van	597	0	NEW	1,204	0	NEW
RAM BRAND	30,481	23,827	28%	56,514	44,814	26%

TOTAL CHRYSLER GROUP LLC	154,866	139,015	11%	282,049	256,746	10%

TOTAL CAR	44,953	52,716	-15%	79,054	96,093	-18%
TOTAL TRUCK	109,913	86,299	27%	202,995	160,653	26%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 3, 2014

CHRYSLER GROUP LLC
(Registrant)

/s/ Reid Bigland
Reid Bigland
Senior Vice President